UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ZYTO CORP
(Name of Registrant as Specified in Charter)
______________________________________________________________
(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

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ZYTO CORP
387 South 520 West, Suite 200
Lindon, Utah 84042
(801) 224-7199

Annual Meeting of Stockholders
December 6, 2011

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Company’s headquarters, located at 387 South 520 West, Suite 200, Lindon, Utah 84042, on Tuesday, December 6, 2011, at 4:00 p.m., Mountain Time.

The business to be conducted at the Annual Meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. At the Annual Meeting, we will also discuss our results for the past year.

This year, we will be using the new “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about _____________, 2011, we will mail to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy.  Your vote is important.  Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting.  The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting.  The return envelope requires no postage if mailed in the United States.  If mailed elsewhere, foreign postage must be affixed.  Your proxy is revocable at any time before the meeting.

Thank you for your continued support.

Sincerely,

/s/ Vaughn R Cook
Vaughn R Cook,
Chief Executive Officer and
Chairman of the Board of Directors

Lindon, Utah, October ___, 2011

ZYTO CORP
387 South 520 West, Suite 200
Lindon, Utah 84042
(801) 224-7199

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, DECEMBER 6, 2011

The 2011 Annual Meeting of Stockholders (the "Meeting") of ZYTO CORP (the "Company") will be held at the Company’s headquarters, located at 387 South 520 West, Suite 200, Lindon, Utah 84042, on Tuesday, December 6, 2011, at 4:00 p.m., Mountain Time. The purposes of the Meeting are:

1.	To elect two directors to hold office for a term of three years and until their successors are elected and shall qualify;

2.	Ratify the Audit Committee’s selection of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company for the year ending December 31, 2011;

3.	To approve and adopt the Company’s 2011 Equity Incentive Plan;

4.	To amend the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock; and

5.	Transact such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only ZYTO CORP stockholders of record at the close of business on October 11, 2011, have the right to receive notice of, and to vote at, the Meeting and any adjournment thereof.

The items of business, including the nominees for director, are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on December 6, 2011:

The proxy statement and annual report to stockholders are available at https:\_________________________.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Vaughn R Cook, Chief Executive Officer
and Chairman of the Board of Directors

Lindon, Utah, October ___, 2011

i

ZYTO CORP
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

Notice Of Annual Meeting Of Stockholders And Proxy Statement	i
Questions And Answers About The Meeting	1

Proposal No. 1: Election Of Directors	5

Corporate Governance and Board Matters	8

Proposal No. 2: Ratification Of Selection Of Independent Registered Public
Accounting Firm And Auditor	10
Policy On Pre-Approval Of Audit And Permissible Non-Audit Services	11
Independence	11
Financial Statements And Reports	11
Principal Accountant Fees And Services	11

Proposal No. 3: Approval Of Adoption Of The Company’s 2011 Equity Incentive Plan	12

Proposal No. 4: To Approve A Proposed Amendment To The Company’s Articles Of
Incorporation To Increase The Authorized Capital Of The Company To Include
200,000,000 Shares Of Common Stock, Par Value $0.0001 Per Share.	17

Board of Directors	18
Director Independence	18
Stockholder Communications With Directors	18
Committees Of The Board Of Directors	18
Board Leadership Structure	18
Board Role in Risk Oversight	19
Code Of Ethics	19
Executive Officers	19
Indemnification Of Officers And Directors	20
Executive Compensation	21
Summary Compensation Table	21
Director Compensation	22
Security Ownership Of Certain Beneficial Owners And Management	23
Compliance With Section 16(A) Of The Exchange Act	23
Certain Relationships And Related Transactions	23
Other Matters	25
Annual Report	26
Further Information	26

ii

ZYTO CORP
387 South 520 West, Suite 200
Lindon, Utah 84042
(801) 224-7199

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2011

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ZYTO CORP (the "Company," "ZYTO," "we," "us") from the holders of shares of common stock of the Company to be voted at the 2011 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 6, 2011, at 4:00 p.m., Mountain Time at the Company’s headquarters, located at 387 South 520 West, Suite 200,  Lindon, Utah 84042, on Tuesday, December 6, 2011 (the "Meeting"). Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about October ___, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 6, 2011:

This proxy statement and the Company’s 2010 Annual Report to Stockholders are available for viewing, printing and downloading at https://___________________________________, using the information provided on the form of Notice provided.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any stockholder upon written request to ZYTO CORP, 387 South 520 West, Suite 200, Lindon, Utah 84042, ATTN: Investor Relations.  This proxy statement and the Company’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are also available on the SEC’s website at www.sec.gov.

The enclosed proxy is solicited by the Board.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why did I receive this Proxy Statement?

We have sent you the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the ZYTO Board of Directors is soliciting your proxy to vote at ZYTO’s Annual Meeting on December 6, 2011. This Proxy Statement contains information about matters to be voted on at the Meeting.

Who is entitled to vote?

The Board has designated October 11, 2011, as the record date for the Meeting (the “Record Date”). You may vote if you owned common stock as of the close of business on the Record Date.  On the Record Date, there were  34,957,543, shares of our common stock that were outstanding and entitled to vote at the Meeting.

How many votes do I have?

Each share of common stock that you own at the close of trading on the Record Date, entitles you to one vote.

What am I voting on?

You will be voting on proposals to:

•    To elect two directors to hold office for a term of three years and until their successors are elected and shall qualify;

•    Ratify the Audit Committee's selection of Hansen Barnett & Maxwell, P.C. as the Company's independent registered public accountant for fiscal year 2011;

•    Approve and adopt the Company’s 2011 Equity Incentive Plan;

•    Approve an amendment to the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock; and

•    Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?

You may vote by mail.  You do this by completing and signing your proxy card, using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

•        as you instruct, and

•        at the discretion of Dr. Cook, if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

For your voting instructions to be effective, your proxy card must be received no later than the close of business on December 5, 2011.

You may vote by Internet.  If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

You may vote by telephone.  You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You may vote at the Meeting.  If you are planning to attend the Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on the Record Date.  Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of the nominees for director, FOR the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent public accountant, FOR the approval and adoption of the Company’s 2011 Equity Incentive Plan, and FOR the amendment to the Company’s Certificate of Incorporation.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?

You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

•	Notify our Corporate Secretary in writing before the Meeting that you are revoking your proxy;

•	Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

•	Vote in person at the Meeting on December 6, 2011.

What does it mean if I receive more than one proxy or voting instruction card?

It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?

A quorum must be present to properly convene the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Meeting. Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?

The required vote is as follows:

Election of Directors: The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Meeting. This means that the nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of such votes. If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors. Although abstentions are counted as shares present and entitled to be voted, abstentions will have no effect on the election of directors. Broker non-votes, if any, will not have any effect on the result of the vote.

Ratification of the Selection of Independent Registered Public Accountant: Ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant requires the affirmative vote of a majority of the shares cast on this matter. If the stockholders do not ratify the appointment of Hansen Barnett & Maxwell, P.C., the Audit Committee of the Board may, but is not required to, reconsider such appointment. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote.

Approval and Adoption of 2011 Equity Incentive Plan: The proposal for the approval and adoption of the 2011 Equity Incentive Plan requires the affirmative vote of a majority of the shares cast on this matter.  Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be "votes cast", and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

Approval and Adoption of amendment to Certificate of Incorporation: The proposal for the approval and adoption of the proposed amendment to the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the shares cast on this matter.  Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be "votes cast", and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

What is the Board's recommendation?

The Board's recommendations are set forth together with a description of the proposals in this Proxy Statement. In summary, the Board recommends that you vote:

•	FOR election of the directors named in this Proxy Statement to serve for the terms indicated and until their successors are duly elected and qualified;

•
FOR the appointment of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company and the authorization of the Board to fix the remuneration of the Independent Registered Public Accounting Firm and Auditor;

•	FOR the approval and adoption of the Company’s 2011 Equity Incentive Plan; and

•	FOR the approval of the amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital to include 200,000,000 shares of common stock.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Meeting other than those that are described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Meeting, the proxies that we receive from our stockholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?

Representatives of the Company will tabulate the votes that are received prior to the Meeting and will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Meeting.

Who pays to prepare, mail, and solicit the proxies?

We will pay all of the costs of soliciting these proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation. We will not pay additional compensation to these individuals in connection with their solicitation of proxies.

How do I submit a stockholder proposal for next year's Annual Meeting?

Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders must deliver such proposal to the Corporate Secretary, c/o ZYTO Corp, 387 South 520 West, Suite 200, Lindon, Utah 84042, not later than November 15, 2011, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

What do I need for admission to the Meeting?

You may attend the Meeting only if you are a stockholder of record or a beneficial owner as of the Record Date, or you hold a valid proxy for the Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned ZYTO common stock as of the record date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Meeting.

Who should I call if I have questions?

If you have questions about the proposals or the Meeting, you may call Kami J.  Howard or Brian E. Halladay at (801)244-7199. You may also send an e-mail to info@ZYTO.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Amended and Restated Bylaws (the “Bylaws”) provide that there shall be no fewer than three directors.  Pursuant to the Bylaws, the Board of Directors is classified into three classes of directors, Class I, Class II, and Class III with staggered three-year terms of office.  At the 2010 Annual Meeting of shareholders, two directors, Beverly Clark and Glen Miner (collectively, the “Class III Directors”), were elected for a one-year term of office; three directors, Gene V. Nielsen, Adam D. Ford and Hammad M. Shaw (the “Class II Directors”), were elected for a two-year term of office; and two directors, Vaughn R Cook and Kami J. Howard (the “Class I Directors”) were elected for a three-year term of office.  With the three Classes organized as set forth above, when directors are elected at subsequent Annual Meetings of Stockholders, typically only one Class of Directors will be up for election, and that Class of directors will be elected to three-year terms.

The two Class III Directors, Beverly Clark and Glen Miner, have not been nominated to serve as Directors of the Company.  The Board of directors nominated two individuals, Sherman Hawkes and Matt DeVries, as nominees for the Class III Director positions.  Messrs. Hawkes and DeVries have been nominated to serve as members of the Board of Directors as Class III Directors, each to serve a three-year term or until their successors are elected and qualified, or until such Class III Director resigns, is removed, or becomes disqualified.

The Board has no reason to believe that any of the nominees for Class III Director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of Class III Directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

The following information is furnished with respect to the Board's nominees for election as Class III Directors of the Company, as well as information for the Class I and Class II Directors who are not subject to re-election at the 2011 Annual Meeting. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Class III Director Nominees

 Sherman Hawkes, age 64, has served as the CEO and President of Hawkes & Company, LLC since May 2008.    Prior to Hawkes & Company, LLC, Mr. Hawkes spent three years serving as Vice President of Business Development for Borrego Springs Bank and US Bank.  He has over 25 years of management and consulting experience with numerous financial and real estate institutions across the United States.   He has served on the US Bank of Utah Management Board; has served as CEO and Chairman of the Board of Clarus Corporation; and has served with the Special Panel of Trustees, Examiners and Receivers of the US Federal Bankruptcy Court, the Board of Directors of the CCIM of Utah, the Institute of Real Estate Management Executive Committee of Utah, and the Advisory Board of Directors of Century 21 National Corporation.

Mr. Hawkes has helped take over several troubled companies, and has reorganized them, paid off creditors in full, and continued the operation of the companies until they were sold to benefit the investors and stockholders.

While working with US Bank NA, Mr. Hawkes was charged with implementing training, marketing and management of the Small Business (SBA) Development Division covering all branch offices and business development officers in a 5-western-state area.  He raised US Bank from 14th position to 2nd in Utah while working on political action committees contributing to pass key federal small business legislation for the SBA 504 and 7a lending programs, coordinating with US House of Representatives and Senate Small Business and Finance Committees.

Mr. Hawkes is a graduate of Dixie State College in St. George Utah.  He holds a Degree in Marketing and Business Management from Brigham Young University in Provo, Utah, and a CPM from the Institute of Real Estate Management in Chicago Illinois.

The Board has reviewed Mr. Hawkes’s background in banking, finance, and management, in connection with his qualification to sit as a member of the Company's board.  Based on Mr. Hawkes’s prior work with financial institutions and small businesses, as well as his management experience, the Board has concluded that Mr. Hawkes is qualified to serve as a member of the Board.

Matthew DeVries age 49, has served as the Chief Financial Officer of Vu1 Corporation (OTC:BB VUOC) since October, 2006. Vu1 Corporation is a New York based manufacturer and distributor of Electron Stimulated Luminescence™ light bulbs.  In addition, Mr. DeVries has been an independent financial consultant since 2001, providing numerous public corporations and their board of directors financial and accounting guidance related to fundraising, acquisitions, divestitures, complex transactions and public company reporting in his consulting practice.

The Board has reviewed Mr. DeVries’s background as a chief financial officer and in the financial consulting industry in connection with his qualification to sit as a member of the Company's board.  Based on Mr. DeVries’s prior work as a CFO for a publicly traded company, business consultant, and his experience with fundraising, acquisitions, divestitures, complex transactions and public company reporting, the Board has concluded that Mr. DeVries is qualified to serve as a member of the Board.

Class I Directors (Not Subject to Re-election at this Meeting)

Vaughn R Cook founded ZYTO and has served as Chairman of the Board and Chief Executive Officer since its incorporation in December of 2004.  He has been employed full time by ZYTO since its inception.  Dr. Cook is an honors graduate of Utah State University, has an acupuncture degree from the Oriental Medical Institute of Hawaii, and an OMD (Oriental Medical Healthcare professional) degree from the North American Academy of Advanced Asian Medicine.  He is board certified and licensed as an acupuncturist in Utah.  For over twenty years Dr. Cook has worked in the Complementary and Alternative Medical field. He has specialized in technology applications that integrate western and eastern medicine. He has worked for Esion Corp, the company that developed the Interro, has been the President and owner of Digital Health Corp, the company that developed the OmegaAcubase System; President of BioMeridian International, Inc., the company that developed the MSA Pro and other related technology.  He has developed two computer-based systems used by healthcare professionals around the world. The first was the Omega AcuBase System and the most recent of is ZYTO technology.  Concurrent with his work with technology Dr. Cook owned and operated the Utah Acupuncture Clinic and the Meridian Health Center in Salt Lake City, Utah.  This clinical background has allowed him to develop equipment from the perspective of a practicing healthcare professional, which combined with an extensive background in business, has resulted in technology that is clinically effective and financially practical.  He has traveled extensively and taught principles of alternative medicine throughout the United States and in many countries.

Kami J. Howard joined ZYTO in April 2007 as the Chief Financial Officer and was first elected to serve as a director of the Company in October 2008.  Ms. Howard was elected by our Board of Directors to serve as our Secretary on June 27, 2010 and in March 2011 was appointed by the Board of Directors to serve as the Company’s President and Chief Operating Officer.   As a member of our senior management team she is involved in strategic planning and is responsible for all financial, regulatory, and investor relation aspects of the business. Prior to joining ZYTO, Ms. Howard spent five years at Browz, LLC, a technology company specializing in supply chain verification, where she served as Vice President and Company Controller for the entire length of her employment.  Her responsibilities included accounting, business and tax planning on behalf of the LLC and its members. From 2000 to 2003, Ms. Howard served as Vice President and Corporate Controller for BioMeridian Corporation and its subsidiaries. Prior to her appointment at BioMeridian, Ms. Howard served in various senior financial positions. She holds a B.S. in accounting and a Master’s Degree in Business Administration.

Class II Directors (Not Subject to Re-election at this Meeting)

Gene V. Nielsen was first elected to serve as a director of ZYTO in December 2010.  Mr. Nielsen became Chief Financial Officer for Five Star North America, LLC in February 2011. The Company has the franchise rights to develop and manage 142 store locations of Five Guys Burgers and Fries in three Canadian Provinces. Since 2008, he served as a Partner for Tatum, LLC, the largest executive services firm in the U.S. focused on providing strategic, operational and project leadership to companies in need of Chief Financial Officer services.  From 2006-2008, Mr. Nielsen consulted as Chief Financial Officer/Chief Operating Officer for IP Telesis, Inc., a VOIP telecomm company.  He also served as Chief Financial Officer for Paradigm Solutions, a human resource company.  From 2004-2006, Mr. Nielsen served as Senior Division Controller for two divisions of Motorola, Inc., providing public safety and public service software.  In February 2006, he became General Manager of the Salt Lake City, Utah office. Prior to Motorola, from 2001-2004, he was a key member of the CRISNET management team. As Chief Financial Officer and Chief Operating Officer, he directed the transformation and restructuring allowing phenomenal revenue and profit growth subsequently resulting in the sale to Motorola. CRISNET, Inc. was a leading provider of public safety software providing both COTS and Custom Software solutions.  Before joining CRISNET, Mr. Nielsen served as Chief Financial Officer of a regional construction and real estate development company in four western states. He led Finance and served as Secretary-Treasurer of all business entities. He oversaw $170 million in annual construction revenue and managed 600,000 square feet of rentable commercial, industrial and office space.  Prior to the aforementioned positions, Mr. Nielsen was a Partner in Public Accounting Firms located in Salt Lake City, Utah and Denver, Colorado. Mr. Nielsen holds a Bachelor of Science degree in Accounting from the University of Utah and is a licensed CPA.
.
Adam D. Ford was first elected to serve as a director of ZYTO in April 2008.  Mr. Ford is an attorney licensed in New York and Utah. He is an honors graduate of Brigham Young University and was a Crawford-Robinson Scholar at the Duke University School Law. In 2001, he began his career with Shearman & Sterling LP in New York City and also practiced with McDermott Will & Emery LP from 2003 to 2006 before moving back to Utah to open his own practice. He has represented Lenzing AG in the sale of Lenzing Fibers Corporation; IDT Corporation in the acquisition of substantially all the assets of Winstar Communications, Inc; KMPG LLP in its acquisition of various offices of Arthur Anderson LLP; Wachovia Securities in Choice One Communications credit agreement restructuring; Wachovia Securities in Perry Ellis International credit agreement restructuring; Rhodes Furniture Group in credit agreement restructuring with Heilig-Meyers; Parmalat USA Corporation and Farmland Dairies, LLC as conflicts counsel in bankruptcy; Motels of America, LLC as counsel to debtor in bankruptcy; Intelsat, Ltd. in MCI/Worldcom, Space Systems/Loral and Verestar bankruptcies; Norddeutsche Landesbank Girozentrale as largest secured creditor in Speigel/Eddie Bauer bankruptcy; ChoHung Bank as largest secured creditor in SK Global America, Inc. bankruptcy; Merrill Lynch, Pierce, Fenner & Smith as creditor in Special Metals Corporation bankruptcy; Bank of America Securities as creditor in Adelphia Communications Corporation bankruptcy; General Electric Capital Corporation as secured creditor in PSINet, Inc. bankruptcy, as well as many other corporate and litigation matters.

Hammad M. Shah was first elected to serve as a director of ZYTO in October 2008, and currently serves as the Chief Strategy Officer at MedAssurant. In this role Mr. Shah holds the responsibility for the strategy, design, development, implementation, operations, and expansion of MedAssurant’s Strategic Products, Services, and Solutions (SPSS) Group, as well as MedAssurant’s strategic partnerships and alliances, acquisitions, international growth initiatives, and the support of MedAssurant’s broader strategic initiatives.  Prior to joining MedAssurant in July 2010, Mr. Shah served in senior roles for Express Scripts from April 2007 to July 2010.  As Vice President and General Manager of Emerging Markets for Express Scripts, one of the healthcare industry’s largest pharmacy benefit management companies with focus on data-driven solutions in areas of patient medication adherence, drug utilization improvement, cost management, and patient care services. At Express Scripts Mr. Shah was responsible for the strategy and leadership of five business units spread across clinical, distribution operations, and consumer directed health market operations with total revenue of $1.3 billion in annual revenues.  Prior to this, Mr. Shah was Vice President of Strategy and Business Development, International Operations at Express Scripts where he lead the organization’s global strategy and business development with specific emphasis on Europe and the Far East.  Prior to his tenure at Express Scripts, Mr. Shah held multiple roles as Vice President, Chief Operating Officer, and General Manager at VetCentric from July 2006 to April 2007, PharMerica from May 2005 to July 2006, Caremark from October 2002 to March 2005, and Eckerd Corporation from May 1987 to October 2002. Mr. Shah received a Masters of Health Sector Management and a Masters in Business Administration from Arizona State University, and a Bachelors of Science in Pharmacy from Temple University, and is a licensed pharmacist.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committees of the Board

Board Independence; Lead Independent Director

The Board currently consists of seven directors.  Two of these directors are independent directors and two directors are current members of our executive management.  Each of our non-management directors meets the qualifications for independence under the listing standards of NASDAQ Stock Market, LLC.  Following the Annual Meeting, our Board will consist of seven members, five of whom are independent.  Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ Stock Market, LLC, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships among each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that Adam D. Ford, Hammad M. Shaw, Gene V. Nielsen, Beverly Clark and Glen Miner would be independent directors within the meaning of the applicable NASDAQ Stock Market, LLC listing standards, although as noted, Ms. Clark and Mr. Miner are not nominated for re-election.  If Messrs Hawkes and DeVries are elected at the Meeting, the Board has affirmatively determined that they would be independent directors within the meaning of the applicable NASDAQ Stock Market, LLC listing standards.  In making this determination, the Board found that none of these directors or nominees for director would have a material or other disqualifying relationship with us.

Board Meeting Attendance

Our Board held six meetings during the fiscal year ended December 31, 2010.  All of our current directors attended at least 75%  of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Committees of the Board of Directors

Our Board of Directors maintains standing Audit, Compensation, and Nomination and Corporate Governance Committees.  The members of the Audit Committee during 2010 were Gene V. Nielsen, Hammad M. Shah and Glen Miner.  Its functions are 1) to review and approve the selection of, and all services performed by, our independent auditor; 2) to review our internal controls; and 3) to review our accounting and financial controls.

Gene V. Nielsen serves as the Chairman of our Audit Committee and qualifies as a an “Audit Committee Financial Expert” as defined in Item 407 (d)(5)(ii) and (iii) of Regulation S-K.  Mr. Nielsen qualifies as an independent director as defined in the Proxy rules Item 7(d)(3)(IV) of Schedule 14A.

The members of the Compensation Committee during 2010 were Adam D. Ford, Gene V. Nielsen and Beverly Clark.  The Compensation Committee’s functions are to determine and approve compensation arrangements for our executive officers and to oversee any stock option, stock award or other employee benefit plan or arrangement established by the Board of Directors for the benefit of our executive officers, management and employees.

The members of the Nomination and Corporate Governance Committee during 2010 were Adam D. Ford, Hammad M. Shah and Glen Miner.  Its functions are to recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board’s composition, procedures and committees; to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and to oversee the evaluation of the Board of Directors.

If Messrs. Hawkes and DeVries are elected at the Meeting, the Board of Directors anticipates that Mr. DeVries will serve on the Audit Committee, and Mr. Hawkes will serve on the Compensation Committee.

Audit Committee

The Audit Committee of the Company (the “Audit Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Audit Committee's purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor to prepare or issue an audit report on the financial statements of the Company and internal control over financial reporting, and the performance of the Company's internal audit function and independent auditor. The Audit Committee reviews and assesses the qualitative aspects of financial reporting to shareholders, the Company's processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, retention, and oversight of the independent auditor.

Membership

The membership of the Audit Committee consists of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations, and listing requirements. Each member shall, in the judgment of the Board, have the ability to read and understand fundamental financial statements and otherwise meet the financial sophistication standard established by the requirements of the NASDAQ Stock Market, LLC.

At least one member of the Audit Committee must be qualified as a “financial expert” by possessing all of following skills and experience:

I.	An understanding of U.S. generally accepted accounting principles (GAAP);
II.	An ability to apply principles of GAAP in understanding financial statements, accruals, reserves, and accounting estimates;
III.
Direct experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements;

IV.	An understanding of internal control and financial integrity; and
V.	An understanding of the functions and responsibilities of the Audit Committee.

These qualifications can be obtained by one or more of the following:

I.	Education and experience as a principal financial or accounting officer, controller, public accountant, auditor, or similar position that would require similar experience;
II.	Direct experience actively managing or supervising any of the positions listed above;
III.	Direct oversight experience in the preparation, auditing, or evaluation of financial statements of companies or public accountants; or
IV.	Any other directly relevant and applicable experience.

The Board appoints the members of the Audit Committee and its chairperson. The Board may remove any member from the Audit Committee at any time with or without cause.  Director’s compensation is the only compensation which members of the Audit Committee may receive from the Company.

Each member of the Audit Committee must satisfy the specific requirements of independence, as mandated by regulatory bodies, with which the Company must comply. In general, members of the Audit Committee should meet the following tests of independence:

I.	Not be affiliated with the Company or any of its subsidiaries in any other way; and
II.	Not accept any compensation from the Company or its subsidiaries for consulting, advisory, or any other services.

Generally, no member of the Audit Committee may serve on more than three audit committees of publicly traded companies (including the Audit Committee) at the same time. For this purpose, service on the Audit Committees of a parent and its substantially owned subsidiaries counts as service on a single audit committee.

As noted above, if Mr. DeVries is elected to the Board, it is anticipated that he will be appointed to serve on the Audit Committee.

Compensation Committee

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers, the adoption of policies that govern the Company’s compensation and benefit programs, oversight of plans for executive officer development and succession, and to fulfill the responsibilities set forth in the Compensation Committee Charter.

The membership of the Compensation Committee consists of at least three directors, each of whom shall meet the definitions of: “independent director” under the Rules of the Nasdaq Stock Market, Inc.; “outside director” under Treasury Regulation 1.162-27 (e)(3), for purposes of Internal Revenue Code Section 162(m); and “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as such requirements may change from time to time.

The members of the Compensation Committee are to be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee recommends, and the Board designates, one member of the Compensation Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

Members of the Compensation Committee are appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors are appointed. The Board may fill vacancies on the Compensation Committee and remove a member of the Compensation Committee at any time with or without cause. No member of the Compensation Committee shall be removed except by majority vote of the independent directors of the Board then in office.

As noted above, if Mr. Hawkes is elected to the Board, it is anticipated that he will be appointed to serve on the Compensation Committee.

Voting for Class III Directors

We will vote your shares as you specify in your proxy card. If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the Class III director nominees who are listed above.

RECOMMENDATION - The Board recommends a vote FOR each Class III director nominee.
______________________________________________

PROPOSAL NO. 2

RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM AND AUDITOR
The Board has appointed and recommended the accounting firm of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company and its subsidiaries for the fiscal year ending December 31, 2011.

Hansen Barnett & Maxwell, P.C. audited the Company's financial statements for the fiscal years ended December 31, 2009 through 2010.

A representative of Hansen Barnett & Maxwell, P.C., is expected to be present at the Meeting and to have an opportunity to make a statement if they desire to do so. The Hansen Barnett & Maxwell, P.C. representative is also expected to be available to respond to appropriate questions at the Meeting.

If the stockholders fail to ratify the appointment of Hansen Barnett & Maxwell, P.C., the Board is not required to, but may reconsider its appointment.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Board pre-approves any engagement of Hansen Barnett & Maxwell, P.C. and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accountants and nominate an independent registered public accounting firm for stockholder approval. While ratification of the selection of the independent registered public accounting firm by the stockholders is not required and is not binding upon the Board or the Company, in the event of a negative vote on such ratification, the Board might choose to reconsider its selection.

Prior to the performance of any services, the Board approves all audit and non-audit services to be provided by the Company's independent registered public accountant and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the audit committee of the Board to pre-approve some types or categories of services to be provided by the independent registered public accountants, as the Company does not currently have an audit committee, it is the current practice of the Board to specifically approve all services provided by the independent registered public accountants in advance, rather than to pre-approve any type of service. In connection with this practice, the Board has considered whether the provision of non-audit services is compatible with maintaining Hansen Barnett & Maxwell, P.C.’s independence.

Independence

Hansen Barnett & Maxwell, P.C. has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended December 31, 2010, and the report of the independent auditors will be presented at the Meeting and is included with this Proxy Statement.

Income Taxes

Grant Thornton, LLP has been engaged to prepare the Company’s income tax filings for the year ended December 31, 2010.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees for Fiscal Years 2010 and 2009

Audit Fees

The aggregate fees billed or to be billed by Hansen Barnett & Maxwell, P.C. for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements or services that are normally provided in connection with statutory and regulatory filings were $75,916 and $30,212 for the years ended December 31, 2010 and 2009.

Audit Related Fees

There were no fees billed by Hansen Barnett & Maxwell, P.C. for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for the years ended December 31, 2010 and 2009.

Tax Fees

There were no fees billed by Hansen Barnett & Maxwell, P.C. for professional services for tax compliance, tax advice, tax planning for the years ended December 31, 2010 and 2009.

All Other Fees

There were no fees billed by Hansen Barnett & Maxwell, P.C. for other products and services for the years ended December 31, 2010 and 2009.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independence of Hansen Barnett & Maxwell, P.C., and has concluded that the provision of such services is compatible with maintaining the independence of the Company's auditors.

Management anticipates that representatives of Hansen Barnett & Maxwell, P.C. will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

RECOMMENDATION - the Board recommends a vote "for" ratification of the appointment of Hansen Barnett & Maxwell, P.C. as the Company’s independent registered public accounting firm and auditor for 2011.

______________________________________________

PROPOSAL NO. 3

APPROVAL OF ADOPTION OF THE COMPANY’S 2011 EQUITY INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the ZYTO Corp 2011 Equity Incentive Plan (the “2011 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on July 8, 2011.

We believe that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

The purpose of the 2011 Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such persons, and to promote the success of our business.

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears as Appendix I to this Proxy Statement.

The 2011 Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the Company; (ii) induce them to work for the benefit of the Company; and (iii) provide additional incentive for such persons to promote the success of the Company.

The Compensation Committee of the Board will administer the 2011 Plan, which permits the granting of equity awards to purchase up to 5,000,000 shares of Common Stock.

The 2011 Plan permits the Compensation Committee to grant various types of equity awards, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); options other than Incentive Stock Options (“Non-Statutory Stock Options”); stock bonuses; shares subject to restrictions as provided in the 2011 Plan; and Performance-Based Awards as defined in the 2011 Plan to eligible individuals.

Administration

The Board of Directors will administer the 2011 Plan. The Board may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, or employees who are “covered employees” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”).

The Board will have the exclusive authority to administer the 2011 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Board will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2011 Plan include members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Board.

Limitation on Awards and Shares Available

The maximum number of shares of Common Stock available for issuance under the 2011 Plan is 5,000,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2011 Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2011 Plan.  Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2011 Plan.  Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2011 Plan or (b) if the return of shares would require additional shareholder approval of the 2011 Plan pursuant to applicable rules of the exchange or trading facility where our shares are publicly traded.  The shares of Common Stock covered by the 2011 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards

The 2011 Plan provides for the grant of Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); options other than Incentive Stock Options (“Non-Statutory Stock Options”); stock bonuses; shares subject to restrictions as provided in the 2011 Plan; and Performance-Based Awards as defined in the 2011 Plan.  As of the date of this Proxy Statement, the Board had issued options to purchase 2,135,000 shares of common stock under the 2011 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2011 Plan.  The option exercise price of all stock options granted pursuant to the 2011 Plan will be at least 100 percent of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant.  The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale).  However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2011 Plan.  A restricted stock award is the grant of shares of Common Stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achieving performance goals.  During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares.  The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2011 Plan, then the Compensation Committee may make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2011 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards.

In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2011 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2011 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The full Board of Directors may terminate, amend, or modify the 2011 Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2011 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2011 Plan. In addition, without approval of the Company’s shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2011 Plan in connection with changes in the Company’s capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2011 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

The 2011 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3.  The 2011 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the 2011 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2011 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2011 Plan, and is intended for general information only.  Alternative minimum tax and state and local income taxes are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  The tax information summarized is not tax advice.

Nonqualified Stock Options.  For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option (“NQSO”) under the 2011 Plan, but upon the exercise of an NQSO will recognize ordinary income, and the Company generally will be entitled to a deduction.  The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property.  An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.  An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (“ISO”); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax.  Generally, upon the sale or other taxable disposition of the shares of the Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise.  If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain.  If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid.  The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Restricted Stock.  A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code.  However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefore.  Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance.  If an election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore and the Company will be entitled to a deduction for the same amount.  The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Dividend Equivalents.  A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.  A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.  In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year.  However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

Under Section 162(m), stock options will satisfy the “performance-based compensation” exception if the awards of the options are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).  Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company’s shareholders.

The 2011 Plan has been designed in order to permit the Board to grant stock options that will qualify as “performance-based compensation” under Section 162(m).  In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2011 Plan allows the Board to designate as “Section 162(m) Participants” employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m).  The Board may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2011 Plan.

Approval of the 2011 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Meeting. For purposes of the vote on the 2011 Equity Incentive Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the 2011 Equity Incentive Plan.

RECOMMENDATION - The Board recommends a vote "for" the approval and adoption of the 2011 Equity Incentive Plan.

PROPOSAL NO. 4

PROPOSED AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
CAPITAL OF THE COMPANY TO INCLUDE
200,000,000 SHARES OF COMMON STOCK.

General Description of Proposal

The Board of Directors has approved a proposed amendment (the “Increased Authorized Capital Amendment”) to Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) that increases the number of authorized shares of Common Stock from 80,000,000 shares to 200,000,000 shares.  An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect.  The Company currently has the authority to issue 20,000,000 shares of preferred stock.  As of the date of this proxy statement, no shares of preferred stock were outstanding.

Of the current authorized total, as of the Record Date there were 34,957,543 shares of our common stock issued and outstanding.

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility in expanding the business of the Company.

Shares of capital stock may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of any stock exchange on which the Company’s Common Stock may then be listed.  The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, financing transactions involving equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes.

We do not have any immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed Increased Authorized Capital Amendment.  However, the Board of Directors believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Our Board of Directors believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation is included for your reference in Appendix 2.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding.  Our shareholders do not have preemptive rights with respect to our Common Stock.  Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Increased Authorized Capital Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders.  In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.  This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Increased Authorized Capital Amendment and Vote Required

If the proposed Increased Authorized Capital Amendment is adopted, it will become effective upon the filing of articles of amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.  The Increased Authorized Capital Amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

RECOMMENDATION - The Board of Directors recommends
that shareholders vote for approval of the amendment
increasing the number of authorized shares.

INFORMATION ABOUT ZYTO CORP

Board of Directors

The Board is elected by and is accountable to the stockholders of the Company.  The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met six times during 2009 and six times during 2010. All directors attended at least 75% of the meetings.

Director Independence

As of the date of this Proxy Statement, the Company’s Common Stock was traded on the OTC Bulletin Board (the “Bulletin Board”).  The Bulletin Board does not impose standards relating to director independence, or provide definitions of independence.  As of the date of this Proxy statement, the Board consisted of seven directors.  Two of these directors were independent directors and two directors were current members of our executive management.  Each of our non-management directors meets the qualifications for independence under the listing standards of NASDAQ Stock Market, LLC.  Following the Annual Meeting, if Messrs. DeVries and Hawkes are elected, our Board will consist of seven members, five of whom will be independent.

Stockholder Communications with Directors

If the Company receives correspondence from a stockholder that is addressed to the Board, we forward it to every director or to the individual director to whom it is addressed.  Stockholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company’s headquarters at 387 South 520 West, Ste. 200, Lindon, UT  84042.

Directors are encouraged by the Company to attend the Meeting if their schedules permit.

Board Leadership Structure

As of the date of this Proxy Statement, one individual held the position of Chief Executive Officer and Chairman of the Board.  At this time, the Board believes that combining the Chairman and CEO role is most effective for the Company’s leadership and governance. Having one person as Chairman and CEO provides unified leadership and direction to the Company and strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently in various situations.  Nevertheless, the Company continues to review the merits of separating these offices, and will make such changes as the Board determines to be in the best interests of the Company.

Board Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s management team, the Board of Directors is responsible for overall supervision of the company’s risk management efforts as they relate to the key business risks facing the organization. Management identifies, assesses, and manages the risks most critical to the Company’s operations and routinely advises the Board on those matters. Those areas of material risk can include operational, financial, legal and regulatory, human capital, informational technology and security, and strategic and reputational risks. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing oversight as necessary in connection with those efforts.

The Board also hears from third-party advisors in order to maintain oversight of risks that could affect the Company, including the Company’s outside counsel, and others. These advisors are consulted on a periodic basis and as particular issues arise in order to provide the Board with the benefit of independent expert advice and insights on specific risk-related matters.

At its regularly scheduled meetings, the Board also receives management updates on the business, including operational issues, financial results and business outlook and strategy.

The Board also discusses with management the Company’s compliance with legal and regulatory requirements, the Company’s policies with respect to risk assessment and management of risks that may affect the Company, and the Company’s system of disclosure control and system of controls over financial reporting.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Code of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code of Ethics complies with the requirements of the Sarbanes-Oxley Act of 2002. This Code of Ethics is available on the Company's website at www.ZYTO.com under "Company – Investor Relations " and is also available in print to any stockholder who requests a copy by writing to our corporate secretary at 387 S. 520 W., Ste. 200, Lindon, UT 84042.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers and directors of ZYTO as of the Record Date:

Name	Age	Position
Vaughn R Cook	60	Chief Executive Officer, Chairman of the Board
Kami J. Howard	37	President, Chief Operating Officer, Director
Brian E. Halladay	39	Chief Financial Officer

Biographical information for our directors is included in the discussion beginning on page 6.

Brian E. Halladay was appointed as the Chief Financial Officer on March 31, 2011.  Prior to his appointment as the Company’s Chief Financial Officer, Mr. Halladay had served as the Company’s Controller since December 2010.  Prior to joining the Company, Mr. Halladay had worked for five years as an Audit Manager with Hansen Barnett & Maxwell, P.C.  His experience includes background in public company filings, software development, and manufacturing. He holds an MBA from Utah State University, and is a certified public accountant, licensed in Utah.

Indemnification of Officers and Directors

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation provide that, to the fullest extent permitted by Delaware law, we shall indemnify our officers and directors. Our Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of By-Laws, approval of agreements or by any other manner approved by the Board of Directors.

Our Amended and Restated Certificate of Incorporation also provide that, to the fullest extent permitted by Delaware law and subject to our Amended and Restated By-Laws, except for certain egregious conduct, our directors and officers shall not be liable to ZYTO or its stockholders for damages for their conduct or omissions as directors or officers.

We are required to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer. In addition, our Amended and Restated By-Laws provide that we may purchase director and officer insurance to protect officers and directors against loss whether or not it would be able to indemnify the officers and directors against such loss.

The provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are limited by Delaware law. Delaware law permits a corporation to indemnify its present or former directors and officers, employees and agents made a party, or threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person:

·	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and
·	with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; and
·	if an officer or director, did not violate fiduciary duties in a manner involving intentional misconduct, fraud, or a knowing violation of law.

In a derivative action, or an action by or in the right of ZYTO, we are permitted to indemnify directors, officers, employees and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they;

·	acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation; and
·	if an officer or director, did not violate fiduciary duties in a manner involving intentional misconduct, fraud, or a knowing violation of law.

However, in such a case, no indemnification shall be made if the person is adjudged liable to ZYTO, unless and only to the extent that, the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability to us.  Indemnification is mandatory if the person is successor on the merits or otherwise in defense of any action, suit or proceeding referred to above. Discretionary indemnification is permitted only if approved by the Board of Directors by majority vote.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to the Named Executive Officers in each of the last two fiscal years.

The compensation of Vaughn R Cook, the Company’s Chief Executive Officer, and Kami J. Howard, the Company’s President/Chief Operating Officer and Secretary, is shown in the following tables.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Vaughn R Cook, Chairman and CEO	2008 2009 2010	$85,769 126,162 175,000	$0 3,405 3,621	$525 10,000 0	$0 0 0	$0 0 0	$0 0 0	$0 5,077 6,040	$86,294 144,644 184,661

Kami J. Howard, President/ COO and Secretary(3)	2008 2009 2010	$87,106 117,926 151,860	$0 3,081 3,103	$0 10,000 0	$0 0 0	$0 0 0	$0 0 0	$0 5,087 6,000	$87,106 136,094 160,963

(1)            The amounts included in this column reflect stock awards to executive officers for services.  The amounts are disclosed in the year services were rendered.  On June 2, 2009, we issued 1,000,000 shares of common stock at $0.02 per share, which was deemed to be the grant date fair market value of the shares, for services to our executive officers.
(2)           Beginning October 2006, directors received 10,000 shares of common stock per year for services.  Beginning May 2007, this amount was increased to 15,000 shares of common stock per year for services and continued through April 2008.  In January 2009, the Board of Directors unanimously agreed to change the compensation of directors from common stock to cash compensation.  Beginning January 2009, directors received $400 per month for services.  In October 2009, this amount was increased to $500 per month.
(3)           On March 31, 2011, Ms. Howard became the President and Chief Operating officer of the Company, and Brian E. Halladay was appointed as the Chief Financial Officer of the Company.
We do not have plans to hire new executive level staff or change our current executive’s compensation structure significantly.  To date, our Board of Directors has not adopted any retirement, pension, profit sharing, equity incentive plan or other similar programs for our executive officers.

We have not entered into any agreements, arrangements, or written employment agreements with our executive officers.

Director Compensation

The members of our Board of Directors have the authority to fix the compensation of our directors pursuant to our Amended and Restated By-Laws.

Beginning October 2006, our directors received 10,000 shares of common stock per year for services.  Beginning May 2007, this amount was increased to 15,000 shares of common stock per year for services and continued through April 2008.  In January 2009, our board unanimously agreed to change the compensation of directors from common stock to cash compensation.  Beginning January 2009, our directors received $400 per month for services.  In October 2009, this amount was increased to $500 per month.  Our directors are reimbursed for all expenses relating to attendance at each meeting.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vaughn R Cook	$6,040	(1)	$0.00	$0.00	$0.00	$0.00	$0.00	$6,040
Kami J. Howard	6,000	(1)	0.00	0.00	0.00	0.00	0.00	6,000
Adam D. Ford	6,000		0.00	0.00	0.00	0.00	0.00	6,000
Hammad M. Shah	6,000		0.00	0.00	0.00	0.00	0.00	6,000
Goodwin Wang	4,000	(2)	0.00	0.00	0.00	0.00	0.00	4,000
Gene V. Nielsen	0.00	(3)	0.00	0.00	0.00	0.00	0.00	0.00
Beverly Clark	0.00	(3)	0.00	0.00	0.00	0.00	0.00	0.00
Glen Miner	0.00	(3)	0.00	0.00	0.00	0.00	0.00	0.00

(1)	This amount is also disclosed in the Summary Compensation Table.
(2)	Mr. Wang resigned from the Board effective August 13, 2010. Please refer to our Form 8-K dated August 16, 2010.
(3)	Messrs. Nielsen and Miner and Ms. Clark were elected to serve as directors in December 2010. Accordingly, they did not receive any compensation during the year ending December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 1, 2011, certain information with respect to the beneficial ownership of the common stock by: (1) each person know by us to beneficially own more than 5% of the outstanding shares, (2) each of the directors, (3) each named executive officer and (4) all of the executive officers and directors as a group.
 Except otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.  Applicable percentage of ownership is based on 34,957,543 shares of common stock outstanding on March 1, 2011.

Name and Address of Beneficial Owner (1) (2)	Amount of Beneficial Ownership		Percentage of Outstanding Shares
Vaughn R Cook	12,367,271	(3)	35.4%
Kami J. Howard	500,000		1.4%
Glen Miner	34,400		0.1%
Hammad M. Shah	100,000		0.3%
All directors and officers as a group (4 persons)	13,001,671		37.2%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
(2)	The address of each of the executive officers and directors is care of: ZYTO Corp, 387 South 520 West, Suite 200, Lindon, UT 84042.
(3)	Includes 4,316,438 shares held by the Vaughn R and Kathryn C. Cook Foundation and 2,450,000 shares held by Kathryn C. Cook, Mr. Cook’s spouse.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Because the Company’s Form 10 went effective in 2011, none of the Company’s officers, directors, or beneficial owners were required to file information relating to their ownership in fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 1, 2005, we issued a note payable in the amount of $5,000,000 to Vaughn R Cook, Chairman and CEO, for certain intellectual property consisting of the right granted by Dr. Cook to develop the Hand Cradle and Tower, the initial software package, and the methods of programming VSI.  Per the terms of such note, interest began to accrue at an effective interest rate of five percent as of January 1, 2007 and the note was scheduled to mature on December 31, 2009.  In November 2006, Mr. Cook converted $2,500,000 to common stock at a per share price of $0.50.  The shares were issued to the Vaughn R and Kathryn C. Cook Foundation.  On January 1, 2010, we executed an amended and restated promissory note for $2,500,000 with Mr. Cook, extending the maturity date to December 31, 2012 and increasing the interest rate from 5 percent to 7 percent per annum.  On February 2, 2010, we granted a warrant to purchase 1,750,000 shares of common stock to Mr. Cook in exchange for the amended and restated terms.  This warrant had an exercise price of $0.04 per share and was exercisable through January 30, 2011.  This warrant was valued at $375,547 using the Black-Scholes pricing model with the following assumptions:  risk free interest rate of 0.30 percent, dividend yield of 0.0 percent, volatility of 199 percent and an expected life of 1 year.  On February 3, 2010, Mr. Cook exercised the warrant for 1,750,000 shares of common stock.  As payment for the exercise, Mr. Cook converted accrued interest due under such outstanding notes.  We dispersed interest payments totaling $163,099 of which $70,000 was used to exercise the warrants, and $81,506 for the years ended December 31, 2010 and 2009.  The balance at December 31, 2010 and 2009 was $2,242,482 and $2,500,000, net of a discount of $257,518 and $0, respectively.

On or about September 1, 2006, we entered into a consulting agreement with Concentus Media to provide media and video production services on an as needed basis.  Hourly rates were determined in advance and disclosed in the agreement.  Vaughn R Cook’s daughter, Sophia Erickson,was the primary principal within the organization.  During the year ended December 31, 2010, Ms. Erickson formed a new entity, High Power Video, LLC and dissolved Concentus Media.  Accordingly, the agreement with Concentus Media was assigned to High Power Video, LLC and subsequent payments were made to High Power Video, LLC. We dispersed consulting fees totaling $18,020 and $4,087 for the years ended December 31, 2010 and 2009.  In December 2010, we hired Ms. Erickson as a full time employee and terminated our consulting agreement with High Power Video, LLC.

On or about June 13, 2007, we retained Ford, Burridge & Higbee to assist us with certain legal matters.  Adam D. Ford, a member of our Board of Directors, is a partner with this firm.  On or about September 2008, the name of the firm changed to Ford & Huff.  We dispersed consulting fees totaling $2,465 and $27,637 for the years ended December 31, 2010 and 2009.

In January 2008, we were approached by the majority shareholder of InteMedica, LLC, Dr. John Diamond, MD.  He informed us that he was interested in selling InteMedica, a business engaged in the distribution of nutritional supplements.  After several discussions, we made the decision to purchase the business with the intention of making it a viable source of revenue, used in conjunction with ZYTO technology.  At the time of the acquisition, no officers or directors of ZYTO had any interest in InteMedica.  However, Dr. Diamond and another InteMedica investor owned a total of 30,000 common shares of ZYTO, which constituted approximately 0.12% of ZYTO’s outstanding capital equity.  On January 28, 2008, we entered into that certain Inventory Purchase, Continuing Business Operations and Licensing Agreement (such agreement hereinafter referred to as the “InteMedica Agreement,” and such transaction evidenced thereby hereinafter referred to as the “InteMedica Transaction”) with InteMedica, LLC, a Nevada limited liability company (“InteMedica”), pursuant to which we agreed to purchase the inventory and continuing business operations of InteMedica, which was engaged in the distribution of nutritional supplements.  Under the terms of the InteMedica Agreement, we issued a note payable for $164,000 and issued 100,000 shares of common stock to InteMedica in exchange for the assets and business opportunities purchased thereunder.  We issued such 100,000 shares of common stock at $1.18 per share, the fair market value per share as of the date of this transaction.  The purchase price of $282,000 was allocated based on fair market value with $127,552 going to inventory and $154,448 to goodwill.  Shortly after completing the InteMedica Transaction, it became apparent to us that our core competence is technology and not nutritional supplement sales.  It was apparent that there was more work needing to be done than we had expected.  Customer loyalty and understanding of InteMedica’s products was lacking, and we soon learned that we were ill equipped to provide the resources necessary to bolster that goodwill.  Upon this realization, we determined that exiting the business was the least damaging path.  Because of the disparity in profit margins between InteMedica and ZYTO’s technology business, diverting resources and focus away from our technology pursuits was too risky and potentially too costly.

During the year 2008, we determined that the goodwill of $154,448 associated with this transaction was impaired.  As a result, the entire amount was expensed in 2008.  During 2009, we liquidated all of the inventory associated with the acquisition and, effective as of December 31, 2009, dissolved the wholly owned subsidiary that we had formed in order to operate this new line of business called ZYTO Health, Inc., which was organized under the laws of the State of Utah.

We retired $34,628 and $26,868 of principal during the years ended December 31, 2010 and 2009.  We dispersed interest payments totaling $6,372 and $33,312 for the years ended December 31, 2010 and 2009.  As of December 31, 2010, the principal balance was $46,942 and accrued interest totaled $657.

In December 2008, we entered into a joint venture with InteMedica (Shanghai) Investment Limited and SES Investment Limited to market our technology in the People’s Republic of China.  As part of the joint venture, we contributed technology in the form of software and hardware and a capital contribution amount of $50,000.  The other parties contributed technology, operating and marketing experience in the People’s Republic of China and a capital contribution amount of $1,200,000.  Goodwin Wang, who served as a member of our Board of Directors from March 2007 through August 2010, owns 60 percent of SES Investment Limited.  We own a 15 percent interest in the joint venture and receive a royalty of 15 percent of revenue received related to hardware, software and subscription sales attributable to our intellectual property.  To date, we have not recognized any revenue as a result of the joint venture.  During the year ended December 31, 2010, we recognized an impairment loss of $50,000 from a write down of this investment to its respective fair value which was included in general and administrative expenses.

On December 1, 2009, we issued a note payable to The Vaughn R and Kathryn C. Cook Foundation.  Per the terms of the $8,803 note, interest began to accrue at a rate of 7 percent per annum.  We did not disperse any principal or interest payments in 2009.  On June 30, 2010, we retired the entire principal amount of $8,803 and dispersed $357 of accrued interest.  As of December 31, 2010, the principal balance was $0 and accrued interest totaled $0.

During the year ended December 31, 2008, we advanced funds to a distributor/shareholder in the amount of $19,737. Such shareholder is not a Beneficial Owner, as determined in accordance with the rules of the Securities and Exchange Commission. On December 31, 2009, the distributor/shareholder executed a thirty-six month promissory note in favor of ZYTO to repay the funds. During the year ended December 31, 2010, we had received payments totaling $300.  In December 2010, we determined the note was not collectable and expensed the remaining amount of $19,437 to bad debt.  We did not recognize interest on the note.

During the year ended December 31, 2009, we advanced funds to three separate employees for a total amount of $12,000. None of these employees are officers, directors, or executives of ZYTO. Each employee entered into a promissory note in favor of ZYTO with a maturity date of December 31, 2010. In December 2010, we forgave two of the promissory notes totaling $11,500.  The remaining promissory note of $500 was paid in full.  We did not recognize interest on these notes.

Director Independence

Five of the seven members of our Board during 2010, Adam D. Ford, Hammad M. Shah, Gene V. Nielsen, Beverly Clark, and Glen Miner meet the qualifications for independence under the applicable NASDAQ listing standards.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2011 Annual Meeting of Stockholders must have been received by the Company by November 15, 2010.  No valid proposals were received from eligible stockholders.  As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting, other than as set forth herein and in the Notice of Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters.

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2012 Annual Meeting of Stockholders must be received by the Company by November 15, 2011.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company suggests that any such request be submitted by certified mail, return receipt requested.  The Board of Directors will review any proposal which is received by November 15, 2011, and determine whether it is a proper proposal to present to the 2012 Annual Meeting.

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the Board. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

Stockholders who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a registered holder of shares of Common Stock, he or she should submit a written request to the Company's transfer agent for its Common Stock, OTC Stock Transfer, Inc., 6364 South Highland Drive, Suite 201, Salt Lake City, Utah 84121. Stockholders who are now "householding" their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify the transfer agent. We will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

ANNUAL REPORT

We will provide, without charge, on the written request of any beneficial owner of shares of our Common Stock entitled to vote at the Annual Meeting of Stockholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2010. Written requests should be mailed to ZYTO Corp, Attention: Investor Relations, 387 South 520 West, Suite 200, Lindon, Utah, 84042.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

FURTHER INFORMATION

Additional copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, (including financial statements and financial statement schedules), that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to ZYTO, Attention: Investor Relations, 387 South 520 West, Suite 200, Lindon, Utah 84042,. The reports and other filings of ZYTO, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors,

                         /s/ Vaughn R Cook
Vaughn R Cook, Chief Executive Officer and Chairman of the Board of Directors

Date:  October ___, 2011

APPENDIX 1

PROPOSED ARTICLES OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ZYTO CORP.

This Certificate of Amendment to the Certificate of Incorporation of ZYTO Corp. (the “Corporation”) is duly executed and filed by the undersigned pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, (the “Law”).

1.             The name of the Corporation is “ZYTO Corp.”

2.             The Certificate of Incorporation of the Corporation was filed with the State of Delaware Secretary of State on May 4, 2006.  The Certificate of Incorporation was amended on September 13, 2006, to change the name of the Corporation from Quiver Corporation to ZYTO Corp.  The Certificate of Incorporation was amended and restated in its entirety on July 6, 2010.

3.             This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends and replaces the first paragraph of Article “FOURTH” of the Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, to provide for an increase in the authorized capitalization of the Corporation such that the authorized capital of the Company will consist of 200,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per share.  To effect the foregoing, the first paragraph of Article “FOURTH” of the Amended and Restated Certificate of Incorporation is hereby amended in its entirety and the text of the Amendment to the Certificate of Incorporation (the “Amendment”) is attached hereto as Exhibit A.

4.             This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly approved by unanimous Consent of the Board of Directors of the Corporation and was recommended for approval to the stockholders.

5.
This Certificate of Amendment has been adopted at the Company's Annual Meeting of shareholders held December 6, 2011, by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote in accordance with Section 216 of the General Corporation Law of the State of Delaware and pursuant to all other applicable requirements of the General Corporation Law of the State of Delaware.

6.	The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation is executed as of the ____ day of December, 2011.

ZYTO Corp.,
a Delaware corporation,

By _______________________________
Kami Howard
President, COO

EXHIBIT A

ARTICLE FOURTH

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of (a) Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) Twenty Million (20,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

[THE REMAINDER OF ARTICLE FOURTH SHALL REMAIN UNCHANGED.]

APPENDIX 2

2011 EQUITY INCENTIVE PLAN

1.     Purpose. The purpose of this 2011 Stock Incentive Plan (the “Plan”) is to enable ZYTO Corp (the “Company”) to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisors and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.      Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 5,000,000 shares. If an option or Performance-Based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-Based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.      Effective Date and Duration of Plan.

3.1 Effective Date. The Plan shall become effective as of July 8, 2011. No Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall become exercisable and no payments shall be made under a Performance-Based Award, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options and Performance-Based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-Based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any outstanding Performance-Based Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.     Administration.

4.1 Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2 Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

5.     Types of Awards, Eligibility, Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; (iv) sell shares subject to restrictions as provided in Section 8; and (v) award Performance-Based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subSections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6.     Option Grants.

6.1    General Rules Relating to Options.

 6.1-1    Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

6.1-2    Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

6.1-3    Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

6.1-4    Termination of Employment or Service.

6.1-4(a)    General Rule. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

6.1-4(b)    Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

6.1-4(c)    Termination Because of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

6.1-4(d)    Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

6.1-4(e)    Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

6.1-4(f)    Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-5    Purchase of Shares.

6.1-5(a)    Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.

6.1-5(b) Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

6.1-5(c)    Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

6.1-5(d)    Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

6.1-6         Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

 6.2-1    Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subSections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2    Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subSections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3    Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

6.2-4    Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.2-5    Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

6.2-6    Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

6.3    Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

6.3-1    Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

6.3-2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

7.     Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

8.     Restricted Stock. The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

9.     Performance-Based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

9.1    Award Period. The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

9.2    Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

9.3    Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

9.4    Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

9.5    Effect on Shares Available. The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

10.    Changes in Capital Structure.

10.1  Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

10.2  Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

10.2-1    Outstanding options shall remain in effect in accordance with their terms.

10.2-2    Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

10.2-3    The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

10.3 Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 10.2-3.

10.4 Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-Based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

11.    Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

12.    Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

13.    Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

14.    Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

Adopted: July 8, 2011

Annual Meeting of Stockholders
December 6, 2011

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on December 6, 2011

The undersigned appoints Dr. Vaughn R Cook, Chairman of the Board of Directors, or, failing him, Kami J. Howard, President and Chief Operating Officer, with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of ZYTO Corp, to be held December 6, 2011, beginning at 4:00 p.m., MST, at its corporate offices located at 387 South 520 West, Suite 200, Lindon, Utah 84042, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]                                               Total Number of Shares Held: ____________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

1. Election of Directors

Class III Nominees –	Sherman Hawkes
Matthew DeVries

FOR Election of ALL Nominees	NOT FOR Election of ALL Nominees	ABSTAIN
[ ]	[ ]	[ ]

Except vote withheld from the following nominee listed above.  (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Sherman Hawkes
Matthew DeVries

2.           Ratify the Board of Directors' selection of Hansen Barnett & Maxwell, P.C. as the IndependentRegistered Public Accounting Firm and Auditor of the Company for the year ending December 31, 2011

FOR	NOT FOR	ABSTAIN
[ ]	[ ]	[ ]

3.           To approve and adopt the Company’s 2011 Equity Incentive Plan

FOR	NOT FOR	ABSTAIN
[ ]	[ ]	[ ]

4.           To amend the Company’s Certificate of Incorporation to increase the authorized capital stock of theCompany to include 200,000,000 shares of common stock

FOR	NOT FOR	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date